UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported):  January 1, 2010

China Marine Food Group Limited
(Exact name of Registrant as specified in its charter)

NEVADA	333-40790	87-0640467
(State of incorporation	(Commission file number)	(I.R.S. employer identification number)
or organization)

Da Bao Industrial Zone, Shishi City Fujian, China (Address of principal executive offices)	36700 (Zip code)

Registrant’s telephone number, including area code: 85-595-8898-7588

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On January 1, 2010, Shishi Huabao Mingxiang Foods Co., Ltd. (“Mingxiang”), a wholly owned subsidiary of the Registrant, exercised its option to acquire shares representing eighty percent (80%) of the registered capital stock (the “Shares”) of Shishi Xianghe Food Science and Technology Co., Ltd. (“Xianghe”), a PRC limited liability company,  pursuant to the terms of a Share Purchase Agreement dated January 1, 2010 (the “Purchase Agreement”). Xianghe is a Fujian based manufacturer of the branded Hi-Power algae-based soft drinks. Hi-Power was developed by the Yellow Sea Fisheries Research Institute Chinese Academy of Fishery Sciences in coordination with the founder. Xianghe has developed a network of distributors with exclusive territories in Fujian, Zhejiang, Guangdong and Hunan which sell Hi-Power to retail food stores, restaurants food supply dealers and the hospitality industry.

The Shares were purchased from Qiu Shang Jing (“Seller”), the former sole shareholder of Xianghe. The purchase price for the Shares was RMB190,000,000 (approximately $27,800,000), paid as follows:

(i)	RMB180,500,000 (approximately $26,400,000), which Xianghe owed to Mingxiang, was transferred to be the consideration for the purchase of the Shares of Xianghe which Mingxiang shall pay to Seller.

(ii)	RMB9,500,000 (approximately $1,400,000) shall be paid by Mingxiang to Seller within 30 days after completion of the audit report of Xianghe for the year ended December 31, 2009.

The Purchase Agreement grants Mingxiang a right of first refusal to purchase the 20% of the registered capital stock of Xianghe retained by Seller for a maximum price of RMB47,500,000 (approximately $7,000,000) if Seller intends to sell his shares. The Purchase Agreement also provides that if Xianghe has any funding requirement from the shareholders, Mingxiang and Seller shall provide the capital into Xianghe on a pro rata basis according to their respective shareholdings.

Mingxiang, Xianghe and Seller had entered into a Credit or Share Purchase Option Agreement (the “Option Agreement”) on November 27, 2009.  The Option Agreement provides Mingxiang to make a loan to Xianghe in the amount of RMB180,500,000 (approximately $26,400,000) to be used for working capital purposes. In consideration for the loan, Mingxiang received the option to buy the Shares for RMB190,000,000 (approximately $27,800,000). Mingxiang funded the loan from the currently available cash of Mingxiang and the Registrant.

Mingxiang intends to integrate the Hi-Power algae-based soft drinks into Mingxiang’s distribution network.  Xianghe has an experienced management team and its management and other employees will continue to work at Xianghe after the acquisition.  Xianghe utilizes third party manufacturers to produce its beverages.

Item 9.01	Financial Statements and Exhibits

The financial statements required by Item 9.01 will be filed within 71 days of the filing of this report on form 8-K.

Exhibit No.	Description

10.1	Share Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA MARINE FOOD GROUP LIMITED

Dated: January 5, 2010	By:	/s/Pengfei Liu,
Pengfei Liu, Chief Executive Officer